                                                                       EXHIBIT 5

                               February 4, 1997

OHM Corporation
16406 U.S. Route 224 East
P.O. Box 551
Findlay, Ohio  45839-0551

                     Re: Form S-8 Registration Statement
                         -------------------------------

Gentlemen:

                  I am Vice President, Legal and Secretary of OHM Corporation, an Ohio corporation (the "Company"), and have acted as counsel for the Company in connection with the registration under the Securities Act of 1933 on a Form S-8 Registration Statement (the "Form S-8") of deferred compensation payment obligations ("Deferred Compensation Obligations"), including deferred compensation which is treated as if such amount had been used to purchase the Company's Common Stock (this investment option being referred to as "Units"), for use in connection with the Company's Retirement and Incentive Compensation Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion and, based thereon, I am of the opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations and the Units will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Form S-8 being filed by the Company.


                                         Very Truly Yours,

                                         /s/ Steven E. Harbour
                                         --------------------------------------
                                         Steven E. Harbour
                                         Vice President, Legal and Secretary

                               Page 8 of 12 Pages